SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A
                                Amendment No. 1

                                 CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report (Date of earliest event reported): February 29, 1996

                               PCI SERVICES, INC.
             (Exact Name of Registrant as Specified in its Charter)

      Delaware                     0-19795                    51-0336586
 (State or Other              (Commission File              (IRS Employer
   Jurisdiction                     Number)                Identification No.)
of Incorporation)


           1403 Foulk Rd.,
              Suite 102
           Wilmington, DE                                    19803
       (Address of Principal                               (Zip Code)
         Executive Offices)




                                 (302) 479-0281
              (Registrant's Telephone Number, Including Area Code)

     PCI Services, Inc., (the "Registrant") filed a Current Report on Form 8-K, dated March 13, 1996, reporting under Item 2, the acquisition of the stock of Unipack Limited ("Unipack") on February 29, 1996. Such Current Report on Form 8-K is hereby amended by the inclusion of the following information:

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a) Financial Statements of Business Acquired                   Page 3

(b) Pro Forma Financial Information                             Page 26

(c) Exhibits

    2.1 Agreement for the Sale and Purchase of Shares of Unipack Limited, dated as of February 29, 1996, by and between the Registrant and Speirs. (1)

    2.2 Option Agreement, dated as of February 19, 1996, by and between the Registrant and Len Gillam. (1)

    2.3 Option Agreement, dated as of February 23, 1996, by and between the Registrant and Robert Fleming Investment Trust Limited; The Fleming Mercantile Investment Trust plc; Bank of Scotland London Nominees Limited; Finserve Nominees Limited; Robert Fleming Nominees Limited; Fleming Private Nominees Limited; Glyns Nominees Limited; Lochside Nominees Limited; Ronald Marler; Bruce Peter Neville Gartside; Robert Hamilton Cooper and Mrs. Carol Mary Cooper and Ian Ross McGregor Ramsay. (1)


   24   Consent of Arthur Andersen, Chartered Accountants and Registered
        Auditors.

   99.1 Press Release issued by the Registrant on February 29, 1996. (1)




- ------------------
(1) Filed with the Registrant's Current Report on 8-K, dated March 13, 1996.

                            Financial Statements of

                                 Unipack Limited

                           Prepared in Accordance with

                             The Companies Act 1985

                  (Accounting Standards of the United Kingdom)

                                 Unipack Limited


                            Accounts 31 December 1995
                 together with directors' and auditors' reports
                            Registered number: 714877

Directors' Report
For the year ended 31 December 1995

The directors present their annual report on the affairs of the company, together with the accounts and auditors' report, for the year ended 31 December 1995.

Principal activity and business review

The principal activity of the company continues to be the manufacture of pharmaceutical unit dose packages.

During the year turnover increased by 20.6% (1994 - 8.2%) to (pound)12,351,720 (1994 - (pound)10,242,414), continuing the company's steady growth.

Profit on ordinary activities before taxation increased by 8.7% (1994 - 1.9%) to (pound)1,854,173 (1994 - (pound)1,706,372).

The directors expect the general level of activity to continue to increase. However, due to restraints on the availability of some materials, and the fluctuation of sterling against major European currencies, there will be pressure on margins.

On 29 February 1996 the company joined the American group, PCI Services Inc., forming a very significant pharmaceutical group with access to world markets and providing of a complete range of pharmaceutical packaging. The company's combination with PCI permits it to expand its resources further and to service the global market.

The impending opening of a new "state-of-the-art" facility in Manchester will further provide the availability of enhanced pharmaceutical contract services.

Results and dividends

Results are as follows:
                                                                       (pound)

Retained profit at 1 January 1995                                     4,907,153
Profit for the year after taxation                                    1,306,792
Dividends paid                                                         (168,288)
                                                                     ----------
Retained profit at 31 December 1995                                   6,045,657
                                                                     ==========

During the year an interim dividend of (pound)168,288 (1994 - (pound)168,288) was paid.

The directors do not recommend the payment of a final dividend for the year (1994 - (pound)168,288).

Directors and their interests
The directors who served throughout the year together with their interests in the shares of the company were:

                                          Ordinary shares of (pound)1 each
                                          --------------------------------
                                           31 December       1 January
                                               1995            1995
                                             (pound)          (pound)


D. Speirs (chairman)                          13,957           13,957

P.M. Speirs                                    6,330            6,330

S. Booth                                           -                -

M.J. O'Donnell                                     -                -
                                             =======          =======


All interests were beneficial interests.


Mr B.J. Korman and Mr R.S. Sauter were also appointed as directors on 29 February 1996.


Directors' responsibilities

Company law requires the directors to prepare accounts for each financial year which give a true and fair view of the state of affairs of the company and of the profit or loss of the company for that period. In preparing those accounts, the directors are required to:

- -     select suitable accounting policies and then apply them consistently;

- -     make judgements and estimates that are reasonable and prudent;

- -     state whether applicable accounting standards have been followed, subject to any material departures disclosed and explained in the accounts; and

- -     prepare the accounts on the going concern basis unless it is inappropriate to presume that the company will continue in business.

The directors are responsible for keeping proper accounting records which disclose with reasonable accuracy at any time the financial position of the company and to enable them to ensure that the accounts comply with the Companies Act 1985. They are also responsible for safeguarding the assets of the company and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.


2 Unipack Limited

Fixed assets
Information relating to changes in fixed assets is given in notes 10 and 11 to the accounts.

In the opinion of the directors, the current market value of the company's freehold land and buildings is approximately (pound)300,000 less than the net book value. However, as this is regarded as being a temporary diminution in value only, no amount has been provided against the carrying value in these accounts.

Auditors

The directors will place a resolution before the annual general meeting to reappoint Arthur Andersen as auditors for the ensuing year.

Hurricane Way                                    By order of the Board,
Wickford Business Park
Shotgate
Essex
SS11 8UJ


                                                 P.M. Speirs


                                                 Director


26 April 1996


3 Unipack Limited

Auditors' Report


To the Shareholders of Unipack Limited:


We have audited the accounts on pages 5 to 21 which have been prepared under the historical cost convention and the accounting policies set out in note 1 on pages 8 to 10.


Respective responsibilities of directors and auditors
As described in the directors' report on page 2 the company's directors are responsible for the preparation of the accounts. It is our responsibility to form an independent opinion, based on our audit, on those accounts and to report our opinion to you.


Basis of opinion
We conducted our audit in accordance with Auditing Standards issued by the Auditing Practices Board. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the accounts. It also includes an assessment of the significant estimates and judgements made by the directors in the preparation of the accounts and of whether the accounting policies are appropriate to the circumstances of the company, consistently applied and adequately disclosed.


We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the accounts are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the accounts.


Opinion
In our opinion the accounts give a true and fair view of the state of affairs of the company at 31 December 1995 and of its profit and cash flows for the year then ended and have been properly prepared in accordance with the Companies Act 1985.





Arthur Andersen
Chartered Accountants and Registered Auditors

1 Surrey Street
London
WC2R 2PS


26 April 1996

4 Unipack Limited

Profit and loss account
For the year ended 31 December 1995


                                                                         Notes             1995             1994
                                                                                         (pound)          (pound)

Turnover                                                                   2            12,351,720       10,242,414
Cost of sales                                                                           (7,876,871)      (6,154,064)
                                                                                        ----------       ----------
Gross profit                                                                             4,474,849        4,088,350
Other operating expenses (net)                                             3            (2,597,475)      (2,330,859)
                                                                                        ----------       ----------
Operating profit                                                                         1,877,374        1,757,491
Investment income                                                          4               112,145           67,697
Interest payable and similar charges                                       5              (135,346)        (118,816)
                                                                                        ----------       ----------
Profit on ordinary activities before taxation                              6             1,854,173        1,706,372
Tax on profit on ordinary activities                                       8              (547,381)        (578,839)
                                                                                        ----------       ----------
Profit on ordinary activities after taxation for the financial year                      1,306,792        1,127,533
Dividends paid and proposed                                                9              (168,288)        (336,576)
                                                                                        ----------       ----------
Retained profit for the year                                                             1,138,504          790,957

Retained profit, at beginning of year                                                    4,907,153        4,116,196
                                                                                        ----------       ----------
Retained profit, at end of year                                                          6,045,657        4,907,153
                                                                                        ==========       ==========



All operations of the company continued throughout both periods and no operations were acquired or discontinued.

There are no recognized gains or losses other than the profit attributable to shareholders of the company of (pound)1,306,792 in the year ended 31 December 1995 (1994 - (pound)1,127,533).

A statement of movements on reserves is given in note 18.

A reconciliation of movements in shareholders' funds is given in note 19.

The accompanying notes are an integral part of this profit and loss account.


5 Unipack Limited

Balance sheet
31 December 1995


                                                                Notes              1995             1994
                                                                                  (pound)          (pound)
Fixed assets
Tangible assets                                                    10             6,707,944        5,443,481
Investments                                                        11                   140              140
                                                                                 ----------       ----------
                                                                                  6,708,084        5,443,621
                                                                                 ----------       ----------
Current assets
  Stocks                                                           12               749,465          779,237
  Debtors: amounts due within one year                             13             2,137,074        1,797,537
  Debtors: amounts due after more than one year                    13                21,486          155,559
  Cash at bank and in hand                                                          106,541        1,350,789
                                                                                 ----------       ----------
                                                                                  3,014,566        4,083,122
  Creditors: amounts falling due within one year                   14            (2,270,657)      (2,898,676)
                                                                                 ----------       ----------
Net current assets                                                                  743,909        1,184,446
                                                                                 ----------       ----------
Total assets less current liabilities                                             7,451,993        6,628,067

Creditors: amounts falling due after more than one year            15              (812,324)      (1,129,902)

Provisions for liabilities and charges                             16              (283,000)        (280,000)
                                                                                 ----------       ----------
Net assets                                                                        6,356,669        5,218,165
                                                                                 ==========       ==========
Capital and reserves
  Called-up share capital                                          17                42,072           42,072
  Share premium account                                            18               268,940          268,940
  Profit and loss account                                          18             6,045,657        4,907,153
                                                                                 ----------       ----------
Equity shareholders' funds                                         19             6,356,669        5,218,165
                                                                                 ==========       ==========

Signed on behalf of the Board

P.M. Speirs                                      Director



26 April 1996


The accompanying notes are an integral part of this balance sheet.

6 Unipack Limited

Cash flow statement
For the year ended 31 December 1995



                                                         Notes              1995                       1994
                                                         -----      ----------------------    -----------------------
                                                                     (pound)      (pound)       (pound)       (pound)

Reconciliation of operating profit to net cash inflow from operating activities

  Operating profit                                                  1,877,374                  1,757,491

  Depreciation charge for the year                                    654,293                    615,566

  Loss on disposal of tangible fixed assets                           116,627                      9,363

  Decrease (increase) in stocks                                        29,772                   (219,026)

  Increase in debtors (excluding taxation)                           (345,595)                   (11,236)

  (Decrease) increase in creditors (excluding taxation,
    dividends payable and finance obligations)                       (351,345)                    82,899
                                                                    ---------                  ---------

Net cash inflow from operating activities                                        1,981,126                   2,235,057

Returns on investments and servicing of finance

  Interest received                                                    88,145                     67,697

  Interest paid                                                       (56,719)                   (63,100)

  Interest element of hire purchase rentals                           (78,627)                   (55,716)

  Dividends received from associated undertaking                       24,000                          -

  Dividends paid                                                     (336,576)                  (336,576)
                                                                    ---------                  ---------

Net cash outflow from returns on investments
and servicing of finance                                                          (359,777)                   (387,695)


Taxation paid

  Corporation tax paid (net)                                                      (566,395)                   (592,314)

Investing activities

  Purchase of tangible fixed assets                                (1,407,993)                  (780,317)

  Purchase of investments                                                   -                       (100)

  Sale of tangible fixed assets                                        18,800                    144,579
                                                                    ---------                  ---------

Net cash outflow from investing activities                                      (1,389,193)                   (635,838)
                                                                                ----------                  ----------

Net cash (outflow) inflow before financing                                        (334,239)                    619,210

Financing

  Repayment of loan                                                  (474,173)                  (119,321)

  Capital element of hire purchase rentals                           (435,836)                  (372,919)
                                                                    ---------                  ---------

Net cash outflow from financing                            21                     (910,009)                   (492,240)
                                                                                ----------                  ----------

(Decrease) increase in cash and cash equivalents           20                   (1,244,248)                    126,970
                                                                                ==========                  ==========


The accompanying notes are an integral part of this cash flow statement.



7 Unipack Limited

Notes to Accounts

31 December 1995

1   Accounting policies

A summary of the principal accounting policies, all of which have been applied consistently throughout the year and the preceding year, is set out below.


a)  Basis of accounting
The accounts are prepared under the historical cost convention and in accordance with applicable accounting standards.


b)  Tangible fixed assets
Freehold land and buildings, leasehold improvements, assets in the course of construction, plant, equipment and tooling are stated at cost, net of depreciation and provision for permanent diminution in value.


Depreciation is provided at rates calculated to write off the cost, less estimated residual value, of each asset, over its estimated useful life as follows:


Freehold land                           Nil
Freehold buildings                      4% per annum, straight-line basis
Leasehold improvements                  5% per annum, straight-line basis
Assets in the course of construction    Nil until completion
Plant and equipment                     15-33% per annum, reducing balance basis
Tooling                                 25% per annum, straight-line basis


c)  Investments
Fixed asset investments are shown at cost less any amounts written off. Undertakings in which the company has an interest comprising not less than 20% of the voting capital and over which it is in a position to exert significant influence are treated as associated undertakings unless otherwise stated. Such undertakings are also 'related' undertakings as defined in the Companies Act 1985. Investments in associated undertakings are stated at cost. Dividends received and receivable are included in investment income in the profit and loss account.


d)  Stocks
Stocks are stated at the lower of cost and net realisable value. Costs incurred in bringing each product to its present location and condition are based on:


Raw materials                        -  purchase cost on a first-in,
                                        first-out basis
Work-in-progress and finished goods  -  cost of direct materials and labour plus a reasonable proportion
                                        of manufacturing overheads
                                        based on normal levels of
                                        activity.

Net realisable value is based on estimated normal selling price less further costs expected to be incurred to completion and disposal. Provision is made for obsolete, slow-moving or defective items where appropriate.


Significant differences between balance sheet and replacement cost values are disclosed in note 12. For these purposes replacement cost is based on latest invoice prices before the balance sheet date.

8 Unipack Limited

e)  Taxation
Corporation tax payable is provided on taxable profits at the current rate.


Advance corporation tax payable on dividends paid or provided for in the year is written off, except when recoverability against corporation tax payable is considered to be reasonably assured.


Deferred taxation represents the amount required to allow for the effect of certain items of income and expense, primarily depreciation, being attributable for tax purposes to periods different from those in which credits or charges are recorded in the accounts, and is computed using the liability method, whereby such taxation is determined by applying to the accumulated timing differences the rates of tax likely to be in force at the time of reversal. Deferred tax is not provided on timing differences which, in the opinion of the directors, will probably not reverse.


f)  Pension costs
The company provides pensions through defined contribution and defined benefit schemes. The amount charged to the profit and loss account for the defined contribution scheme comprises the contributions payable in respect of the year. The amount charged to the profit and loss account for the defined benefit scheme is the estimated regular cost of providing the benefits accrued in the year, adjusted to reflect variations from that cost. Further information on pension costs is provided in note 22c.


g)  Foreign currency
Transactions denominated in foreign currencies are recorded in sterling at exchange rates as of the date of the transaction. Monetary assets and liabilities denominated in foreign currencies at the balance sheet date are reported at the rates of exchange prevailing at that date. Any gain or loss arising from a change in exchange rates subsequent to the date of the transaction is included as an exchange gain or loss in the profit and loss account.


h)  Turnover
Turnover comprises the value of sales (excluding VAT and trade discounts) of goods and services in the normal course of business.


9 Unipack Limited

i)  Leases
The company enters into operating and finance leases and hire purchase contracts as described in notes 10, 15 and 22b.


Assets held under finance leases are initially reported at the fair value of the asset, with an equivalent liability categorized as appropriate under creditors due within or after one year. The asset is depreciated over the shorter of the lease term and its useful economic life. Finance costs are allocated to accounting periods over the period of the lease to produce a constant rate of return on the outstanding balance. Rentals are apportioned between finance charges and reduction of the liability, and allocated to cost of sales and other operating expenses as appropriate. Hire purchase transactions are dealt with similarly, except that assets are depreciated over their useful lives.


Rentals under operating leases are charged on a straight-line basis over the lease term, even if the payments are not made on such a basis.


Further information on charges in the year and future operating lease commitments is given in notes 5, 6, 14, 15 and 22b.


2   Segment information

Turnover by destination was as follows:


                                            1995             1994
                                           (pound)          (pound)

United Kingdom                            10,565,596        9,030,018
Europe -- EC                               1,606,736          977,737
Other                                        179,388          234,659
                                          ----------       ----------
                                          12,351,720       10,242,414
                                          ==========       ==========

Contributions to turnover and profit on ordinary activities before taxation by continuing activities originated entirely in the UK but have not been separately disclosed, since in the view of the directors all activities of the company are similar. The net assets of the company are held in the UK.


3   Other operating expenses (net)
                                              1995             1994
                                            (pound)          (pound)

Distribution costs                          396,993          367,536
Administrative expenses                   2,200,482        1,963,323
                                         ----------       ----------
                                          2,597,475        2,330,859
                                         ==========       ==========


10 Unipack Limited

4   Investment income

                                                                                  1995             1994
                                                                                 (pound)          (pound)

Interest receivable and similar income                                           112,145           67,697
                                                                              ==========        =========

5   Interest payable and similar charges
                                                                                  1995             1994
                                                                                 (pound)          (pound)
On bank loans, overdrafts and other loans repayable within five years,
by instalments                                                                    56,719           63,100
On all other loans                                                                78,627           55,716
                                                                              ----------       ----------
                                                                                 135,346          118,816
                                                                              ==========       ==========

Included in the above is the interest element of charges payable under finance leases and hire purchase contracts amounting to (pound)78,627 (1994 -- (pound)55,716).


6   Profit on ordinary activities before taxation

Profit on ordinary activities before taxation is stated after charging:


                                                                             1995             1994
                                                                            (pound)          (pound)
a)  Depreciation and amounts written off tangible fixed assets
      i. owned                                                              435,685          432,626
      ii.held under finance leases and hire purchase contracts              218,608          182,940
                                                                         ----------       ----------
                                                                            654,293          615,566
                                                                         ----------       ----------

b)  Loss on disposal of tangible fixed assets                               116,628            9,363
c)  Hire of plant and machinery under operating leases                        7,716            5,228
d)  Other operating lease rentals                                           143,969          143,969
e)  Staff costs (see note 7)                                              4,551,269        3,913,993
f)  Auditors' remuneration
      i. audit fees                                                          30,000           30,000
      ii.non-audit fees                                                      11,000           18,000
                                                                         ==========       ==========


11 Unipack Limited

7   Staff costs

Particulars of employees, including executive directors, are as shown below:


                                                      1995             1994
                                                     (pound)          (pound)
Employee costs during the year amounted to:

Wages and salaries                                 3,936,055        3,352,789
Social security costs                                340,441          312,441
Pension costs                                        274,773          248,763
                                                  ----------       ----------
                                                   4,551,269        3,913,993
                                                  ==========       ==========

The average weekly number of persons employed by the company during the year was as follows:


                                                       Number           Number

Production                                                293              276
Administration                                             43               47
                                                   ----------       ----------
                                                          336              323
                                                   ==========       ==========

Directors' remuneration:


Directors' remuneration (including pensions and pension contributions) was paid by the company in respect of directors as follows:
                                                      (pound)          (pound)

Management remuneration                               375,123          299,900
Pension contributions                                 154,665          173,367
Pensions paid to former directors                          -            23,552
                                                   ----------       ----------
                                                      529,788          496,819
                                                   ==========       ==========

The directors' remuneration shown above (excluding pensions and pension contributions) included:


                                                     (pound)          (pound)

Chairman                                             103,879           96,011
Highest paid director                                146,211         Chairman
                                                  ==========        =========

12 Unipack Limited

Directors received emoluments (excluding pensions and pension contributions) in the following ranges:


                                                       1995             1994
                                                      Number           Number

(pound)  60,001  - (pound)  65,000                         2                2
(pound)  75,001  - (pound   80,000                         -                1
(pound)  95,001  - (pound) 100,000                         -                1
(pound) 100,001  - (pound) 105,000                         1                -
(pound) 145,001  - (pound) 150,000                         1                -
                                                   =========          =======

8   Tax on profit on ordinary activities
The tax charge is based on the profit for the year and comprises:

                                                                              1995             1994
                                                                             (pound)          (pound)

Corporation tax at 33% (1994 - 33%)                                          586,000          572,000
Deferred taxation arising from
   - capital allowances                                                       (2,000)          13,000
   - other timing differences                                                 23,000                -
                                                                          ----------       ----------
                                                                             607,000          585,000
Adjustment of current taxation in respect of prior years                     (41,619)          (1,161)
Adjustment of deferred taxation in respect of prior years                    (18,000)          (5,000)
                                                                          ----------       ----------
                                                                             547,381          578,839
                                                                          ==========       ==========

9   Dividends paid and proposed

                                                                              1995             1994
                                                                             (pound)          (pound)
Ordinary
  - interim paid of(pound)4.00 per share (1994 -- (pound)4.00 per share)     168,288          168,288
  - final proposed of(pound)nil (1994 -- (pound)4.00 per share)                    -          168,288
                                                                          ----------       ----------
                                                                             168,288          336,576
                                                                          ==========        =========

13 Unipack Limited

10  Tangible fixed assets

Net book values representing cost less accumulated depreciation as shown in the balance sheet comprise:


                                             Freehold                      Assets in the          Plant,
                                             land and         Leasehold        course of       equipment
                                            buildings      improvements     construction     and tooling            Total
                                              (pound)           (pound)          (pound)         (pound)           (pound)
Cost
  Beginning of year                         2,507,535           152,768          253,396       5,782,064        8,695,763
  Transfers                                   253,396                 -         (253,396)              -                -
  Additions                                         -                 -          955,736       1,098,447        2,054,183
  Disposals                                         -                 -                -        (512,553)        (512,553)
                                           ----------       ----------        ----------      ----------       ----------
  End of year                               2,760,931          152,768           955,736       6,367,958       10,237,393
                                           ----------       ----------        ----------      ----------       ----------
Depreciation
  Beginning of year                           215,980           66,901                 -       2,969,401        3,252,282
  Charge for the year                          53,994           20,308                 -         579,991          654,293
  Disposals                                         -                -                 -        (377,126)        (377,126)
                                           ----------       ----------        ----------      ----------       ----------
  End of year                                 269,974           87,209                 -       3,172,266        3,529,449
                                           ----------       ----------        ----------      ----------       ----------
Net book value
  Beginning of year                         2,291,555           85,867           253,396       2,812,663        5,443,481
                                           ==========       ==========        ==========      ==========        =========
  End of year                               2,490,957           65,559           955,736       3,195,692        6,707,944
                                           ==========       ==========        ==========      ==========        =========

Freehold land amounting to (pound)1,157,688 (1994 -- (pound)1,157,688) has not been depreciated.


The net book value of plant, equipment and tooling includes (pound)1,390,464 (1994 -- (pound)1,145,819) of assets held under finance leases and hire purchase contracts.


11  Fixed asset investments

The following are included in fixed asset investments:

                                     Country of                  Principal                        Proportion of
Associated undertakings:             registration                activity                         shares held

Toolrite (Romford) Limited           England & Wales             Toolmaking and precision                   49%
                                                                 engineering

Trade investment:
                                                                                                          0.38%
Processing and Packaging             England & Wales             Trade Association
Machinery Association


14 Unipack Limited

                                                       1995             1994
                                                      (pound)          (pound)

Cost brought forward                                      140               40
Additions at cost (trade investment)                        -              100
                                                   ----------       ----------
Cost carried forward                                      140              140
                                                   ==========       ==========

The company's 49% share of the total net assets of Toolrite (Romford) Limited (based on the management accounts to 31 December 1995) amounted to (pound)338,000 (28 February 1995 -- (pound)271,000 -- audited accounts).


12  Stocks

The following are included in the net book value of stocks:


                                                      1995             1994
                                                     (pound)          (pound)

Raw materials and consumables                        557,313          533,620
Work-in-progress                                      93,098          135,190
Finished goods and goods for resale                   99,054          110,427
                                                  ----------       ----------
                                                     749,465          779,237
                                                  ==========       ==========

In the opinion of the directors, the estimated replacement cost of stocks is not materially different from their balance sheet value.

15 Unipack Limited

13  Debtors

The following are included in the net book value of debtors:


                                                                                                  1995             1994
                                                                                                 (pound)          (pound)
Amounts falling due within one year:

Trade debtors                                                                                  2,013,597        1,689,988
Other debtors                                                                                     27,638           40,121
Prepayments and accrued income                                                                    92,148           57,679
Corporation tax recoverable                                                                        3,691            9,749
                                                                                              ----------       ----------
                                                                                               2,137,074        1,797,537
                                                                                              ----------       ----------
Amounts falling due after more than one year:

ACT on proposed dividends                                                                              -          134,073
Employee loan                                                                                     21,486           21,486
                                                                                              ----------       ----------
                                                                                                  21,486          155,559
                                                                                              ----------       ----------

14  Creditors: amounts falling due within one year

The following amounts are included in creditors falling due within one year:


                                                                                                  1995             1994
                                                                                                 (pound)          (pound)

Obligations under finance leases and hire purchase contracts (see note 15)                       401,604          318,624
Bank loan (see note 15)                                                                           83,041          112,262
Trade creditors                                                                                  397,055          701,236
Amounts due to associated undertaking                                                             35,757           23,284
Other creditors
  - UK corporation tax payable                                                                   507,856          572,000
  - ACT on paid and proposed dividends                                                            36,072          134,073
  - VAT                                                                                          161,781          181,572
  - social security and PAYE                                                                     114,060          102,503
  - other                                                                                        155,320          128,918
Dividends payable                                                                                      -          168,288
Accruals and deferred income                                                                     378,111          455,916
                                                                                               ---------       ----------
                                                                                               2,270,657        2,898,676
                                                                                              ----------       ----------

16 Unipack Limited

15  Creditors: amounts falling due after more than one year

The following amounts are included in creditors falling due after more than one year:


                                                                                                    1995             1994
                                                                                                 (pound)          (pound)

Obligations under finance leases and hire purchase contracts (see below)                         626,123          498,749
Bank loans (see below)                                                                           186,201          631,153
                                                                                              ----------       ----------
                                                                                                 812,324        1,129,902
                                                                                              ----------       ----------

The bank loan is from the European Investment Bank and is repayable by monthly installments until 1 January 2001 at an interest rate of 1.5% above the E.I.B. base rate, subject to a minimum interest rate. The loan is secured by fixed charges over the freehold land.


Analysis of borrowings:
Borrowings are repayable as follows:
                                                                                                 (pound)          (pound)
Due within five years
- - within 1 year
   - bank loan                                                                                    83,041          112,262
   - finance leases and hire purchase contracts                                                  401,604          318,624
- - within 2-5 years
   - bank loan                                                                                   186,201          552,931
   - finance leases and hire purchase contracts                                                  626,123          498,749
                                                                                              ----------       ----------
                                                                                               1,296,969        1,482,566
Due wholly or in part by instalments after five years
- - bank loans                                                                                           -           78,222
                                                                                              ----------       ----------
Total borrowings                                                                               1,296,969        1,560,788
                                                                                              ==========       ==========

Of this total, amounts due within one year are included in Creditors: amounts falling due within one year (see note 14).

17 Unipack Limited

16 Provisions for liabilities and charges

Full provision has been made for deferred taxation as follows:


                                                                                                  1995             1994
                                                                                                 (pound)          (pound)

Excess of tax allowances over book depreciation of fixed assets                                  293,000          287,000
Other short term timing differences                                                              (10,000)          (7,000)
                                                                                              ----------       ----------
                                                                                                 283,000          280,000
                                                                                              ==========       ==========

The movement on deferred taxation comprises:


                                                                                                 (pound)           (pound)

Beginning of year                                                                                280,000          262,000
Charged (credited) to profit and loss in respect of:
  - capital allowances                                                                             6,000           19,000
  - other timing differences                                                                      (3,000)          (1,000)
                                                                                              ----------       ----------
                                                                                                 283,000          280,000
                                                                                              ==========       ==========

17  Called-up share capital

Equity capital:



                                                                                                  1995             1994
                                                                                                 (pound)          (pound)
Authorised, allotted, called-up and fully-paid
Ordinary  equity shares of(pound)1 each                                                           42,072           42,072
                                                                                              ----------       ----------

18  Reserves

The movement on reserves comprises:


                                                                                 Share
                                                                                premium       Profit and
                                                                                account      loss account         Total
                                                                                (pound)         (pound)          (pound)

Beginning of year                                                               268,940        4,907,153        5,176,093
Retained profit for the year                                                          -        1,138,504        1,138,504
                                                                             ----------       ----------       ----------
End of year                                                                     268,940        6,045,657        6,314,597
                                                                             ==========       ==========       ==========


18 Unipack Limited

19  Reconciliation of movements in equity shareholders' funds



                                                                                                  1995             1994
                                                                                                 (pound)          (pound)

Beginning of year                                                                              5,218,165        4,427,208
Retained profit for the year                                                                   1,138,504          790,957
                                                                                              ----------       ----------
End of year                                                                                    6,356,669        5,218,165
                                                                                              ==========       ==========

20  Analysis of changes in cash and cash equivalents during the year


                                                                                                             Cash at bank
                                                                                                              and in hand
                                                                                                                (pound)

Balance at 1 January 1994                                                                                       1,223,819
Net cash inflow                                                                                                   126,970
                                                                                                               ----------
Balance at 1 January 1995                                                                                       1,350,789
Net cash outflow                                                                                               (1,244,248)
                                                                                                               ----------
Balance at 31 December 1995                                                                                       106,541
                                                                                                               ==========

21  Analysis of changes in financing during the year


                                                                                                 Finance
                                                                                                  lease
                                                                               Bank loan       obligations        Total
                                                                                (pound)          (pound)         (pound)

Balance at 1 January 1994                                                       862,736          586,688        1,449,424
Repayment of loan                                                              (119,321)               -         (119,321)
Repayment of capital element of hire purchase and
finance lease agreements                                                              -         (372,919)        (372,919)
Inception of finance lease and hire purchase contracts                                -          603,604          603,604
                                                                             ----------       ----------       ----------

Balance at 1 January 1995                                                       743,415          817,373        1,560,788
Repayment of loan                                                              (474,173)               -         (474,173)
Repayment of capital element of hire purchase and
finance lease agreements                                                              -         (435,836)        (435,836)
Inception of finance lease and hire purchase contracts                                -          646,190          646,190
                                                                             ----------       ----------       ----------
Balance at 31 December 1995                                                     269,242        1,027,727        1,296,969
                                                                             ==========       ==========       ==========


19 Unipack Limited

22  Guarantees and other financial commitments

a)  Capital commitments
At the end of the year, capital commitments were:

                                                      1995             1994
                                                     (pound)          (pound)

Contracted but not provided for                    2,536,000          120,000
                                                  ----------       ----------

Authorized but not contracted for                    249,500        2,691,500
                                                  ----------       ----------

The company's capital commitments in 1995 primarily related to continuing construction of new purpose built premises at Westhoughton, Manchester. The building will be completed during 1996 with the move expected to occur in the last quarter of 1996.


b)  Lease commitments
The company leases certain land and buildings on short-term leases. The annual rental on these leases was (pound)143,969 (1994 -- (pound)143,969). The rents payable under these leases are subject to renegotiation at various intervals specified in the leases. The company pays all insurance, maintenance and repairs of these properties.


The minimum annual rentals under the foregoing leases are as follows:

                                                       1995             1994
                                                      (pound)          (pound)
Operating leases which expire
  - within 2-5 years                                   36,100           36,100
  - after 5 years                                     111,500          111,500
                                                    =========         ========

c)  Pension arrangements
The company contributes to two pension schemes, as follows:


i. Unipack Limited Pension Fund - a defined contributions scheme which is fully insured with the Scottish Widows Fund and Life Assurance Company. The scheme is non-contributory for senior management, and for middle management. The company contributes 5% to 15% of gross employee salary.
     The pension cost charge for the year under the scheme was (pound)94,773 (1994 -- (pound)63,211).


ii. Unipack Limited Executive Pension Scheme - a defined benefit scheme constituting an independent trust for the benefit of selective executives. The pension cost charge for the year was (pound)160,000 (1994 -- (pound)112,000) under this scheme, which consists entirely of the regular cost.


     The pension cost is assessed in accordance with the advice of a professionally qualified actuary. The latest actuarial valuation was as at 16 June 1994. The main actuarial assumptions were that (a) salaries would increase by 1.5% p.a. above the Retail Prices Index. and (b) the return on scheme investments would be 2% p.a. above the Retail Prices Index on average. There were no unfunded actuarial liabilities as at 16 June 1994.


20 Unipack Limited

c)  Pension arrangements (continued)
iii. Unipack Limited made contributions into a Funded Unapproved Retirement Benefit Scheme (FURBS) during 1995 for the benefit of the managing director. The total amount contributed for the year was (pound)20,000 (1994 -- (pound)50,000).


The total pension costs of the company for the year were (pound)274,773 (1994 -- (pound)248,763).


23  Related party transactions

a) During the year, the company made property rental payments totalling (pound)20,000 (1994 -- (pound)30,000), on some of the company's premises, to the Unipack Limited Executive Pension Scheme, on an arm's length basis.


b) During the year, the company purchased tooling from Toolrite (Romford) Limited, the associated undertaking, totalling (pound)246,905 (1994 -- (pound)174,784).


24  Subsequent events

On 29 February 1996
- -   the directors declared and paid a dividend totalling(pound)6,000,000.
- -   the company was acquired by the American group headed by PCI Services Inc., incorporated in Delaware, USA, who then became the ultimate parent company.
- -   the authorized and issued share capital of the company were increased by
    (pound)6,000,000.

21 Unipack Limited

                       PCI SERVICES, INC. AND SUBSIDIARIES


                         PRO FORMA FINANCIAL INFORMATION


         On February 29, 1996, PCI Services, Inc. (the "Company") acquired all of the outstanding capital stock of Unipack Limited ("Unipack"), a pharmaceutical packaging company located in the United Kingdom, for approximately $18,000,000 in cash and 60,000 shares of the Company's common stock (valued at $765,000 as of the date of the acquisition).

         The following unaudited pro forma condensed consolidated statements of operations of the Company for the six months ended March 31, 1996 and the year ended September 30, 1995 give effect to the acquisition of Unipack as if it had occurred as of October 1, 1994. A pro forma condensed consolidated balance sheet of the Company is not presented since the Company's balance sheet as of March 31, 1996, as reported in its Quarterly Report on Form 10-Q for the quarter then ended, reflects the acquisition of Unipack.

         The pro forma financial information presented herein is based on management's estimate of the effects of the acquisition of Unipack and the financing thereof. The pro forma financial information is based upon currently available information. The Company does not expect the receipt of additional information to have a material adverse effect on the pro forma financial data. The pro forma condensed consolidated statements of operations for the six months ended March 31, 1996 and the year ended September 30, 1995 are unaudited but, in the opinion of management, include all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the pro forma results of operations for the periods presented.

         The pro forma condensed consolidated statements of operations for the six months ended March 31, 1996 and the year ended September 30, 1995 are not necessarily indicative of the results of operations of the Company which would have actually resulted had the transaction described been consummated as of the dates indicated, or that may be achieved in the future.

         Some of the information presented in this report may constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes that its expectations are based on reasonable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results will not differ materially from its expectations. Factors which could cause actual results to differ from expectations include the timing and amount of new product introductions by the Company's customers, the timing of orders received from customers, the dependence on major customers, the gain or loss of significant customers, changes in the mix of services provided, the cost of raw materials, and fluctuations in interest rates and currency exchange rates. For additional information concerning these and other important factors which may cause the Company's actual results to differ materially from expectations and underlying assumptions, please refer to reports filed by the Company with the Securties and Exchange Commission.

                       PCI SERVICES, INC. AND SUBSIDIARIES
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED SEPTEMBER 30, 1995
                                   (unaudited)


                                                    PCI Services                          Pro Forma
                                                     Historical          Unipack(a)      Adjustments       Pro Forma
                                                    ------------         -------         -----------       ---------

Net revenue                                         $129,785,000        $18,923,000                       $148,708,000

Cost of goods sold                                   101,586,000         12,067,000                        113,653,000
                                                   -------------        -----------                       ------------

Gross profit                                          28,199,000          6,856,000                         35,055,000

Selling, general and administrative expenses          16,613,000          3,979,000        456,000 (1)      21,082,000
                                                                                            34,000 (2)
Interest expense                                       1,838,000            207,000      1,570,000 (3)       3,615,000
Other (income) expense                                   103,000           (172,000)                           (69,000)
                                                   -------------        -----------                       ------------

Income before income tax expense                       9,645,000          2,842,000                         10,427,000

Income tax expense                                     4,073,000            839,000       (680,000)(4)       4,232,000
                                                   -------------        -----------                       ------------

Net income                                            $5,572,000         $2,003,000                         $6,195,000
                                                   =============        ===========                         ==========

Earnings per share                                         $0.91                                                 $1.00
                                                   =============                                            ==========

Weighted average shares outstanding (b)                6,138,000                                             6,198,000
                                                   =============                                            ==========


- --------------------------------------

Notes:

(a) The historical financial data for Unipack was obtained from the audited statement of operations of Unipack for the year ended December 31, 1995 and translated into U.S. dollars at the appropriate exchange rate.

(b) Pro forma weighted average shares outstanding reflects the issuance of 60,000 shares in connection with the acquisition of Unipack.

Notes to Pro Forma Adjustments:

(1) Reflects the amortization of goodwill related to the acquisition of Unipack over 20 years.

(2) Reflects the amortization of deferred financing costs over the term of the credit facility (3 to 7 years).

(3) Reflects interest expense related to long-term debt incurred in connection with the acquisition of Unipack.

(4) Reflects the net tax benefit on pro forma adjustments at the effective tax rate for Unipack of 33%.

                       PCI SERVICES, INC. AND SUBSIDIARIES
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                         SIX MONTHS ENDED MARCH 31, 1996
                                   (unaudited)


                                                         PCI Services                             Pro Forma
                                                          Historical           Unipack(a)       Adjustments            Pro Forma
                                                         ------------          -------          -----------            ---------

Net revenue                                               $79,368,000         $7,885,000                             $87,253,000

Cost of goods sold                                         59,327,000          5,028,000                              64,355,000
                                                          -----------        -----------                             -----------

Gross profit                                               20,041,000          2,857,000                              22,898,000

Selling, general and administrative expenses               10,520,000          1,658,000           190,000 (1)        12,382,000
                                                                                                    14,000 (2)
Interest expense                                            1,348,000             86,000           654,000 (3)         2,088,000
Other income                                                  (80,000)           (72,000)                               (152,000)
                                                         ------------       ------------                             -----------

Income before income tax expense                            8,253,000          1,185,000                               8,580,000

Income tax expense                                          2,891,000            350,000          (283,000)(4)         2,958,000
                                                         ------------       ------------                             -----------

Net income                                                 $5,362,000           $835,000                              $5,622,000
                                                         ============       ============                             ===========

Earnings per share                                              $0.87                                                      $0.91
                                                         ============                                                ===========

Weighted average shares outstanding (b)                     6,148,000                                                  6,198,000
                                                         ============                                                ===========


- ------------------------------------

Notes:

(a) The historical financial data for Unipack represents five months of activity and was derived from the statement of operations for the year ended December 31, 1995 and translated into U.S. dollars at the appropriate exchange rate. The operations of Unipack, from the date of acquisition, have been included in the historical financial data of PCI Services.

(b) Pro forma weighted average shares outstanding reflects the issuance of 60,000 shares in connection with the acquisition of Unipack.

Notes to Pro Forma Adjustments:

(1) Reflects the amortization of goodwill related to the acquisition of Unipack over 20 years.

(2) Reflects the amortization of deferred financing costs over the term of the credit facility (3 to 7 years).

(3) Reflects interest expense related to long-term debt incurred in connection with the acquisition of Unipack.

(4) Reflects the net tax benefit on pro forma adjustments at the effective tax rate for Unipack of 33%.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     PCI SERVICES, INC.

                                     /s/  Michael F. Sandler
                                     ----------------------------------
                                     Michael F. Sandler
                                     Vice President and Chief Financial Officer

Date: May 10, 1996

                                   Exhibit 24





                         Independent Auditors' Consent


We consent to the incorporation by reference in the Registration Statement on Form S-3 (SEC File Number 33-82400) and Registration Statement on Form S-8 (SEC File Number 333-00336) of PCI Services, Inc. of our report dated April 26, 1996, on the accounts of Unipack Limited for December 31, 1995 included in the Amendment to Current Report on Form 8-K/A of PCI Services, Inc.



Arthur Andersen
Chartered Accountants and Registered Auditors